EXHIBIT 99.2

Certification by Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act

The certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

In my capacity as chief financial officer of Ingram Micro Inc., I hereby certify that, to the best of my knowledge, Ingram Micro Inc.’s periodic report on Form 10-Q for the fiscal period ended September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Inc.

/s/	Thomas A. Madden

Name: Title:	Thomas A. Madden Executive Vice President and Chief Financial Officer

Dated: November 12, 2002

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